                                                                     Exhibit 99

[ESSI logo]
-------------------------------------------------------------------------------
ENGINEERED SUPPORT SYSTEMS, INC.   201 Evans Lane  -  St. Louis, MO  63121-1126

     For further information, please contact
     Daniel E. Kreher
     (314) 553-4915


                      ENGINEERED SUPPORT REPORTS RECORD
                    THIRD QUARTER REVENUES AND EARNINGS;
               REAFFIRMS 2004 FORECAST AND RECORD 2005 OUTLOOK



     o   REVENUES UP 43% TO $222.0 MILLION

     o   NET EARNINGS FROM CONTINUING OPERATIONS ADVANCE 65% TO $20.5
         MILLION

     o EARNINGS PER SHARE FROM CONTINUING OPERATIONS, EXCLUDING LOSS ON ASSET SALES, INCREASES 58% TO $.76 FOR CURRENT QUARTER VS. $.48 IN 2003

     o   FORECASTED EPS FOR 2004 OF $2.65 - $2.70 ON REVENUES OF $840
         MILLION

     o   FISCAL 2005 ORGANIC EARNINGS GROWTH A SOLID 9% - 13%


         ST. LOUIS, MO. - AUGUST 31, 2004 - ENGINEERED SUPPORT SYSTEMS, INC. (Nasdaq: EASI) reported record third quarter net income from continuing operations of $20.5 million, or $.73 per diluted share, for the period ended July 31, 2004, compared to $12.4 million, or $.48 per diluted share, for the same period last year. Excluding an after-tax charge of $0.8 million (or $.03 per diluted share) related to losses realized on the sale of idled manufacturing facilities, net earnings from continuing operations for the quarter totaled $21.3 million, or $.76 per diluted share. Net revenues for the quarter advanced 43% to a record $222.0 million on the strength of recent acquisitions and exceptional organic growth, according to GERALD A. POTTHOFF, VICE CHAIRMAN, CEO AND PRESIDENT.

Third quarter operating income from continuing operations of a record $34.7 million was 66% above the $20.9 million for the same quarter in the prior year. As a percentage of net revenues, operating income from continuing operations was 15.6% for the current quarter as compared to 13.4% for the third quarter of fiscal 2003. Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations for the current quarter totaled $37.5 million, or 16.9% of net revenues, compared to $23.2 million in the prior year.

Quarterly net revenues increased primarily due to outstanding organic revenue growth combined with the inclusion of the results of the Company's most recent acquisitions -- Engineered Environments, Inc. (EEi) and Pivotal Power Inc. (Pivotal Power), each acquired within the past twelve months. EEi and Pivotal generated combined net revenues of $5.5 million during the third quarter of 2004. Excluding the impact of these two acquisitions, net revenues increased an impressive $60.8 million, or 39%, quarter over quarter.



                                     2


Net income from continuing operations for the third quarter climbed 65% to a record $20.5 million (9.2% of net revenues) compared to $12.4 million (8.0% of net revenues) last year. The benefit of recent acquisitions as noted above, combined with incremental profit contributions from existing business units in each of the Company's business segments, led to the significant advancement in reported results for the quarter.

For the first nine months of 2004, net income from continuing operations totaled $54.6 million, or $1.96 per diluted share, compared to $29.3 million, or $1.15 per diluted share in 2003. Net revenues for the first nine months of 2004 were $627.3 million compared to $402.4 million for the same period in the prior year, a year-over-year increase of 56%.

Potthoff commented, "We just posted the most successful quarterly results in the Company's history and are poised to finish up 2004 on a high note. Organic revenue growth has been outstanding in all areas of the Company, partly related to business opportunities emerging from ongoing U.S. military operations in Iraq and Afghanistan, but, as importantly, many as a result of the wide range of capabilities that we can now offer the military and intelligence communities. The breadth of our capabilities represents the backbone of our business and will serve our customers, employees and shareholders well over the long haul."

BUSINESS SEGMENT RESULTS

For the third quarter, the Support Systems segment reported net revenues of $134.9 million compared to $92.1 million (prior to the elimination of inter-segment revenues in each period) for the same period in the prior year, a 46% increase. The improved results reflect the inclusion of net revenues from EEi and Pivotal Power during the third quarter coupled with overall higher revenues at existing business units. Net organic revenue growth for the Support Systems segment during the current quarter totaled $37.3 million, an impressive 41%. The programs with the largest revenue gains during the quarter included the Manportable Surveillance and Target Acquisition Radar (MSTAR), which is serving a wide range of defense applications including base perimeter security, M1000 Heavy Equipment Transporters which are being refurbished after their recent battlefield deployment, as well as a variety of other military support equipment.

Quarterly operating income for the Support Systems segment climbed to $25.6 million (19.0% of segment revenues) compared to $12.8 million last year. Incremental revenues and related gross profit contributions, cost savings realized under the Company's facility rationalization initiatives and the absorption of corporate overhead costs by the fast-growing Support Services business segment led to the improved results for the Support Systems segment.

Net revenues of the Support Services segment climbed to $96.1 million compared to $65.6 million (prior to the elimination of inter-segment revenues in each period) for the third quarter of 2003, due to the emergence of significant internal growth opportunities in several business areas. In particular, satellite telecommunications support for deployed forces remained robust, several security system integration projects were ongoing and work on vehicle uparmor kits commenced during the third quarter.

Quarterly operating income for the Support Services segment rose to $9.1 million (9.5% of segment revenues) compared to $8.1 million last year. As expected, the segment's operating margin for the



                                     3


current period improved significantly from that reported for the preceding quarter of 2004 (1.9% of segment revenues for the second quarter). This reflects a more favorable contract mix in the current quarter, in particular a greater amount of production work on the Deployable Power Generation and Distribution System (DPDGS) program as well as the ramp up of the fabrication of vehicle uparmor kits. (The Support Services segment results for the second quarter of 2004 also included non-cash amortization charges totaling $2.2 million for customer-related intangible assets as a result of the final valuation of the TAMSCO business which was completed during that period.)

ENTERED ORDERS AND BACKLOG

Third quarter entered orders were $203 million bringing total entered orders for the year to $748 million compared to $455 million at the same time last year. The Company's trailing twelve month book-to-bill ratio currently sits at 1.22 to 1. Strong order flow is expected for the remainder of the year to achieve a 2004 entered orders target of $900 million supporting another record year in 2005. At July 31, 2004, total contract backlog, including unfunded options on existing contracts, was $1.3 billion. It should be noted that the majority of the Company's multi-year services-related contracts are not reflected in its reported unfunded backlog amounts.

REAFFRMED 2004 FORECAST; OUTLOOK FOR 2005

As stated in its press release dated August 20, 2004, the Company continues to expect net revenues of approximately $840 million for 2004 generating diluted earnings per share from continuing operations of $2.65 to $2.70 for the year. This net earnings figure excludes any realized losses from the sale of idled facilities as noted above. It does include the after-tax impact of $3.1 million of non-recurring severance and related benefit costs incurred and recorded in the fourth quarter of 2004. Of this amount, approximately $2.6 million, or $.09 per diluted share, represents a non-cash charge associated with the extension of the exercise period of vested non-qualified stock options. The recording of this non-cash charge is consistent with the provisions of FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" (FIN 44), but in no way changes the economic substance of the Company's existing financial obligations.

Based upon its initial forecasts for 2005, Engineered Support expects net revenues of between $910 million and $920 million - organic growth 8% to 10% above 2004 levels -- yielding diluted earnings per share from continuing operations of $2.95 to $3.00 - an increase of 9% to 13% compared to 2004. These forecasted results exclude any financial impact related to potential acquisitions, several of which the Company is actively pursuing.

"Clearly, 2004 has been an outstanding year of business growth for Engineered Support. The impact of acquisitions, accelerated contract deliveries and heightened customer demand have all combined to drive our financials to record levels. Armed with our solid market positioning and extensive capabilities to support an evolving military force waging a Global War on Terror, our Company's central vision statement `The Military Doesn't Leave Home Without Us' has never rang more true. As prospects emerge for the prolonged involvement of U.S. and allied forces in unstable regions around the globe, including the current areas of conflict, we continue to see a robust market for the types of sustainment products and logistics services that we offer. Along these lines, we are currently pursuing several significant, multi-year new business opportunities in a wide range of


                                     4


applications. We look forward to discussing many of these opportunities more fully during our conference call later this morning," concluded Potthoff.

In conjunction with this release, Engineered Support Systems will host a conference call, which will be simulcast over the Internet. Michael F. Shanahan, Sr., Chairman, Gerald A. Potthoff, Vice Chairman, CEO and President, and Gary C. Gerhardt, Vice Chairman and CFO, will host the call, which is scheduled for today, August 31, 2004 at 11:00 a.m. EDT. Listeners can access the conference call live and archived over the Internet via the Company's website at http://www.engineeredsupport.com.

Engineered Support Systems, Inc. designs, manufactures and supplies integrated military electronics, support equipment and technical and logistics services for all branches of America's armed forces and certain foreign militaries, homeland security forces and selected government and intelligence agencies. The Company also produces specialized equipment and systems for commercial and industrial applications. For additional information, please visit the Company's website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. Important factors which could cause the Company's actual results to differ materially from those projected in, or inferred by, forward-looking statements include, but are not limited to, the following: the decision of any of the Company's key customers, including the U.S. government, to reduce or terminate orders with the Company; cutbacks in defense spending by the U.S. government; increased competition in the Company's markets; the Company's ability to achieve and integrate acquisitions; and other risks discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.



                              - charts follow -

                                                ENGINEERED SUPPORT SYSTEMS, INC.
                                                     SUMMARY FINANCIAL DATA
                                            (In thousands, except per share amounts)

                                                            THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                                 JULY 31                                     JULY 31
                                                     -------------------------------             ------------------------------
                                                       2004                  2003                  2004                 2003
                                                       ----                  ----                  ----                 ----
                                                               (UNAUDITED)                                 (UNAUDITED)
Net Revenues from
  Continuing Operations                              $ 221,991             $ 155,669             $ 627,257            $ 402,389
                                                     =========             =========             =========            =========

EBITDA from
   Continuing Operations*                            $  37,521             $  23,202             $ 100,466            $  55,935

Depreciation and Amortization                            2,833                 2,340                 9,534                6,711
                                                     ---------             ---------             ---------            ---------

Operating Income from
   Continuing Operations                             $  34,688             $  20,862             $  90,932            $  49,224
                                                     =========             =========             =========            =========

Net Income from
   Continuing Operations                             $  20,506             $  12,416             $  54,572            $  29,336

Net Income from
   Discontinued Operations                                                                                                  294
                                                     ---------             ---------             ---------            ---------

Net Income                                           $  20,506             $  12,416             $  54,572            $  29,630
                                                     =========             =========             =========            =========

Earnings per Share:
   Basic - Continuing Operations                     $    0.78             $    0.51             $    2.12            $    1.22
   Basic - Discontinued Operations                                                                                         0.01
                                                     ---------             ---------             ---------            ---------
   Basic - Total                                     $    0.78             $    0.51             $    2.12            $    1.23
                                                     =========             =========             =========            =========

   Diluted - Continuing Operations                   $    0.73             $    0.48             $    1.96            $    1.15
   Diluted - Discontinued Operations                                                                                       0.01
                                                     ---------             ---------             ---------            ---------
   Diluted - Total                                   $    0.73             $    0.48             $    1.96            $    1.16
                                                     =========             =========             =========            =========

* Earnings before interest, income taxes, depreciation and amortization.

                                                     July 31             October 31
                                                       2004                 2003
                                                   -----------           -----------
Funded Backlog of Orders                           $   658,353           $   533,439

Options on Existing Orders                             643,506               922,735
                                                   -----------           -----------
                                                   $ 1,301,859           $ 1,456,174
                                                   ===========           ===========





                                     6


                                          ENGINEERED SUPPORT SYSTEMS, INC.
                                               SUMMARY FINANCIAL DATA
                                      (In thousands, except per share amounts)

                                                   THREE MONTHS ENDED                         NINE MONTHS ENDED
                                                        JULY 31                                    JULY 31
                                              -------------------------------           -----------------------------
                                                2004                  2003                 2004                2003
                                                ----                  ----                 ----                ----
                                                       (UNAUDITED)                               (UNAUDITED)
EBITDA from
   Continuing Operations*                     $ 37,521              $  23,202           $ 100,466            $ 55,935

Interest Expense, Net                              (61)                  (515)               (908)             (1,145)

Income Tax Provision                           (12,836)                (7,942)            (34,162)            (18,760)

Net Decrease (Increase)
   in Working Capital
   and Other Assets                            (26,306)                (1,124)            (46,410)             25,905
                                              --------              ---------           ---------            --------

Net Cash Provided by (Used in)
   Continuing Operations                      $ (1,682)             $  13,621           $  18,986            $ 61,935
                                              =========             =========           =========            ========




* Earnings before interest, income taxes, depreciation and amortization (EBITDA) is, in the opinion of Company management, a valuable analytical tool useful by both the Company and the investment community in determining financial performance relative to the Company's historical results of operations, as well as those of its peers. EBITDA is a non-GAAP financial measure.




                                     7


                                                  ENGINEERED SUPPORT SYSTEMS, INC.
                                            CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                              (In thousands, except per share amounts)

                                                      THREE MONTHS ENDED                         NINE MONTHS ENDED
                                                            JULY 31                                   JULY 31
                                                    ------------------------                  ------------------------
                                                       2004           2003       % CHANGE        2004           2003     % CHANGE
                                                       ----           ----       --------        ----           ----     --------
                                                          (UNAUDITED)                              (UNAUDITED)
Net revenues                                        $ 221,991      $ 155,669       42.6%      $ 627,257      $ 402,389      55.9%
Cost of revenues                                      165,175        117,508       40.6%        470,745        307,299      53.2%
                                                    ---------      ---------                  ---------      ---------
Gross profit                                           56,816         38,161       48.9%        156,512         95,090      64.6%
Selling, general and administrative expense            22,133         16,850       31.4%         65,519         44,224      48.2%
Restructuring expense                                      (5)           449                         61          1,642
                                                    ---------      ---------                  ---------      ---------
Operating income from continuing operations            34,688         20,862       66.3%         90,932         49,224      84.7%
Interest expense, net                                     (61)          (515)     (88.2)%          (908)        (1,145)    (20.7)%
Gain (loss) on sale of assets                          (1,285)            11                     (1,290)            17
                                                    ---------      ---------                  ---------      ---------
Income from continuing operations                      33,342         20,358       63.8%         88,734         48,096      84.5%
Income tax provision                                   12,836          7,942       61.6%         34,162         18,760      82.1%
                                                    ---------      ---------                  ---------      ---------
Net income from continuing operations                  20,506         12,416       65.2%         54,572         29,336      86.0%

Income from discontinued
   operations, net of income tax                                                                                   294
                                                    ---------      ---------                  ---------      ---------
Net income                                          $  20,506      $  12,416       65.2%      $  54,572      $  29,630      84.2%
                                                    =========      =========                  =========      =========

Basic earnings per share (1):
   Continuing operations                            $    0.78      $    0.51       52.9%      $    2.12      $    1.22      73.8%
   Discontinued operations                                                                                        0.01
                                                    ---------      ---------                  ---------      ---------
   Total                                            $    0.78      $    0.51       52.9%      $    2.12      $    1.23      72.4%
                                                    =========      =========                  =========      =========

Diluted earnings per share (1):
   Continuing operations                            $    0.73      $    0.48       52.1%      $    1.96      $    1.15      70.4%
   Discontinued operations                                                                                        0.01
                                                    ---------      ---------                  ---------      ---------
   Total                                            $    0.73      $    0.48       52.1%      $    1.96      $    1.16      69.0%
                                                    =========      =========                  =========      =========

Weighted average common shares outstanding (1):
   Basic                                               26,345         24,257        8.6%         25,777         24,081       7.0%
                                                    =========      =========                  =========      =========
   Diluted                                             28,066         25,791        8.8%         27,819         25,524       9.0%
                                                    =========      =========                  =========      =========

(1) All share and per share amounts have been adjusted to reflect a 3-for-2 stock split as of October 31, 2003.




                                     8


                                                  ENGINEERED SUPPORT SYSTEMS, INC.
                                                      BUSINESS SEGMENT RESULTS
                                                           (In thousands)

                                                      THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                          JULY 31                                      JULY 31
                                                   -------------------------                  ------------------------
                                                     2004           2003         % CHANGE        2004          2003      % CHANGE
                                                     ----           ----         --------        ----          ----      --------
                                                         (UNAUDITED)                                 (UNAUDITED)
NET REVENUES:

Support Systems                                    $ 134,907      $  92,143        46.4%      $ 376,735      $ 289,943       29.9%

Support Services                                      96,064         65,601        46.4%        271,721        115,841      134.6%

Intersegment Revenues                                 (8,980)        (2,075)                    (21,199)        (3,395)
                                                   ---------      ---------                   ---------      ---------

   Total                                           $ 221,991      $ 155,669        42.6%      $ 627,257      $ 402,389       55.9%
                                                   =========      =========                   =========      =========


OPERATING INCOME FROM CONTINUING OPERATIONS:

Support Systems                                    $  25,602      $  12,790       100.2%      $  72,924      $  36,051      102.3%

Support Services                                       9,086          8,072        12.6%         18,008         13,173       36.7%
                                                   ---------      ---------                   ---------      ---------

                                                      34,688         20,862        66.3%         90,932         49,224       84.7%

Interest expense, net                                    (61)          (515)      (88.2)%          (908)        (1,145)     (20.7)%

Gain (loss) on sale of assets                         (1,285)            11                      (1,290)            17
                                                   ---------      ---------                   ---------      ---------

Income from continuing
     operations before income taxes                $  33,342      $  20,358        63.8%      $  88,734      $  48,096       84.5%
                                                   =========      =========                   =========      =========



                                     9

                                        ENGINEERED SUPPORT SYSTEMS, INC.
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                 (In thousands)

                                                                                JULY 31                OCTOBER 31
                                                                                  2004                   2003
                                                                                  ----                   ----
                                                                               (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents                                                    $  14,273               $   2,880
  Accounts receivable                                                            110,743                  90,805
  Contracts in process and inventories                                            76,793                  50,959
  Deferred income taxes                                                            5,939                   5,939
  Other current assets                                                             5,061                   4,668
                                                                               ---------               ---------
          Total current assets                                                   212,809                 155,251

Property, plant and equipment                                                     46,386                  50,366
Goodwill                                                                         172,200                 191,332
Acquired customer-related intangibles                                             36,123                  11,049
Other assets                                                                      17,431                  11,303
                                                                               ---------               ---------
          Total Assets                                                         $ 484,949               $ 419,301
                                                                               =========               =========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Notes payable                                                                $  27,000               $  73,100
  Current maturities of long-term debt                                               317                      90
  Accounts payable                                                                61,396                  48,609
  Other current liabilities                                                       43,777                  62,762
                                                                               ---------               ---------
          Total current liabilities                                              132,490                 184,561

Long-term debt                                                                       799
Other liabilities                                                                 39,175                  37,573
Shareholders' Equity                                                             312,485                 197,167
                                                                               ---------               ---------
          Total Liabilities and Shareholders' Equity                           $ 484,949               $ 419,301
                                                                               =========               =========




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